Exhibit 99

Celebrating the next 115 Years… A New Era in the History of The Citizens Savings Bank!

Scott A. Everson, Chairman, President and CEO of The Citizens Savings Bank, has announced plans to rename the bank. Effective October 10, 2017, the company will officially rebrand to its new name, Unified Bank. Originally founded in 1902 in Martins Ferry, Ohio as The German Savings Bank, the bank was previously renamed in 1918 to The Citizens Savings Bank due to the strong anti-German sentiment that permeated throughout our country during World War I. Now, having operated under its present name for almost one hundred years, the bank is once again renaming itself to position for greater differentiation and to prepare for another 115 years of growth!

Under its present operating structure, The Citizens Savings Bank is a state-chartered bank in Ohio that is owned by United Bancorp, Inc. United Bancorp, Inc. is a bank holding company that was formed in 1983 by the Board of Directors of The Citizens Savings Bank for the sole purpose of growing the bank. Everson explained, “Our bank holding company, United Bancorp, Inc., was formed at a time when an individual bank could not legally purchase another independent banking charter. Quite simply, the only way that a bank could purchase another banking organization at that time was to form a bank holding company. On that basis, in 1983 the board of directors of The Citizens Savings Bank formed our bank holding company, United Bancorp, Inc., so that we could take advantage of the changing law at that time and expand.” Since the formation of United Bancorp, Inc., the bank holding company has been successful in purchasing other bank charters and branch locations. Over time and through even further modernization of banking laws impacting bank expansion, all of these acquisitions have ultimately been placed under the umbrella of its single-bank charter, The Citizens Savings Bank. Everson further explained, “United Bancorp, Inc. is not changing its name and it will remain the sole owner of our single bank charter, which will now be named Unified Bank.” United Bancorp, Inc. is a registered bank holding company, which publically trades on the NASDAQ under the Ticker Symbol UBCP, and is the only publically traded company headquartered in Belmont County, Ohio.

So why is a name change at this time necessary? Everson explained, “Prior to the more expansion-friendly banking laws that have developed within the past fifty years or so, most banking charters typically had one location and that location represented its entire existence. Because of their limited ability (or, inability) to expand, most banks were associated with the individual communities that they served and, therefore, often had one of the common names of the day such as: Citizens, Community, Peoples and First National. Because of their association with a specific community, having a common name with another bank from another community was not an issue. But, it became an issue with more modern banking laws that allow for geographic expansion of individual banking charters into other cities and, even, across state lines. When this became a reality, it became much harder for the residents of any community to distinguish the many banks that operated under the more traditional or “common” banking names.” Everson went on to say, “Today, The Citizens Savings Bank is the by-product of a few mergers during its history and it presently operates with two distinct banking divisions —     The Citizens Bank (which serves Belmont, Jefferson, Harrison, Carroll and Tuscarawas in Ohio and Ohio County in West Virginia) and The Community Bank (which serves Athens and Fairfield Counties in Ohio). Having such common names in today’s “banking without boundaries” environment has made it very difficult for us to brand our bank effectively. In fact, at present, there are over 500 banks operating in the United States that have either the Citizens or Community name in their title. Quite simply, it creates confusion for our customer base (and theirs) and makes it extremely difficult for us to set our bank apart from the others. Therefore, we are doing something about it by becoming Unified Bank! With our new name, we are the only commercial bank operating in this country with this new name. In addition, it ties nicely into the name of our parent company, United Bancorp, Inc., which has owned all of the stock of our bank since its formation in 1983.”

With its name change, Unified Bank has an updated vision to expand and have a much greater presence by providing exemplary service to many more communities in the Tri-State Area of Ohio, West Virginia and Pennsylvania. Everson explained, “Under Unified Bank’s Mission 2020, our bank seeks to grow its asset size to $1 Billion or greater so that it can operate more cost effectively and deliver its high-touch, high quality community-style banking to more communities. Over the course of the past twenty years, many of the smaller community-type banks have been bought out and merged into larger, regional-type banks where the strong service culture no longer exists. We have successfully capitalized on this reality and now have eighteen offices located in Ohio and a Loan Production Office located in Wheeling, West Virginia. Our bank is approximately $500 Million in assets and we strive to double our size within the next couple of years. Renaming our bank to the more recognizable and clearly identifiable Unified Bank will put us on the proper course to achieving this lofty goal.”

Ultimately, what impact will changing the bank’s name to Unified Bank have on its customers and the communities that it already serves? Quite simply, nothing (other than the bank’s name) is changing! Everson stated, “For our valued customers, nothing is changing outside of our name and the signs on our locations. We will be addressing this with our customers in a mailing that is going out to them that has an FAQ Section that should address any questions that they might have. In a nutshell, it should be business as usual for our customers! They will continue dealing with a bank owned by the same ownership and seeing the same banking associates that they have come to know well. Nothing will change with any of their accounts with our bank. If anything, our plan is to get even better at what we do and improve upon the products and services that we offer. In the near term, we have plans to upgrade our digital delivery platforms to better serve our customer base from afar and, for those customers who prefer to bank in person at one of our banking centers, there will be a greater focus on enhancing the overall customer experience.” Everson concluded by saying that, “We firmly realize the reason why we are in business and that our continued success will be determined by how well we serve our valued clients and support the communities in which we operate. Our Vision Statement, which is “Creating better lives for the people that we serve,” will continue to be in the forefront of everything that we do as a company. We look forward to building upon the foundation that was started in 1902 and growing our banking franchise for another 115 years.” Always By Your Side, We Are Unified!